UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 22, 2018

BROOKLINE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23695	04-3402944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

131 Clarendon Street, Boston, MA 02116
(Address of Principal Executive Offices) (Zip Code)

(617) 425-4600
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01. Other Events.

On February 22, 2018, Brookline Bancorp, Inc. (the “Company”) issued a press release announcing that it has received the requisite regulatory approvals and waivers from the Board of Governors of the Federal Reserve System and the Massachusetts Division of Banks necessary to complete the merger of First Commons Bank, N.A. (“First Commons Bank”) with and into Brookline Bank.

At a special meeting held on January 17, 2018, the shareholders of First Commons Bank approved the transaction.  The parties’ anticipate closing the transaction on March 1, 2018, subject to customary closing conditions.  Until the closing date, First Commons Bank will continue serving customers and daily operations will continue as usual.  A copy of that press release is filed herewith as Exhibit 99.1 and is hereby incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

99.1        Press release of Brookline Bancorp, Inc., issued February 22, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKLINE BANCORP, INC.

Date: February 22, 2018	By:	/s/ Carl M. Carlson
Carl M. Carlson
Chief Financial Officer

EXHIBIT INDEX

The following exhibits are furnished as part of this report:

Exhibit No.	Description

99.1	Press release of Brookline Bancorp, Inc., issued February 22, 2018